UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☒

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☒	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

INTER-TEL, INCORPORATED

(Name of Registrant as Specified In Its Charter)

STEVEN G. MIHAYLO

SUMMIT GROWTH MANAGEMENT LLC

(Name of Person(s) Filing Proxy Statement,

if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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PROXY STATEMENT OF STEVEN G. MIHAYLO

AND SUMMIT GROWTH MANAGEMENT LLC

IN OPPOSITION TO

THE BOARD OF DIRECTORS

OF INTER-TEL, INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 31, 2006

This Proxy Statement and the enclosed BLUE Proxy Card are being furnished by Steven G. Mihaylo (“Mr. Mihaylo”) and Summit Growth Management LLC, a wholly owned affiliate of Mr. Mihaylo’s (“Summit”), to holders of common stock (the “Common Stock”) of Inter-Tel, Incorporated, 1615 South 52nd Street, Tempe, Arizona 85281, an Arizona corporation (the “Company” or “Inter-Tel”), in connection with the solicitation of proxies for use at the Company’s Annual Meeting of Shareholders and at any and all adjournments or postponements thereof (the “Meeting”). According to the preliminary proxy statement (“Management’s Preliminary Proxy Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 18, 2006, the Meeting will be held on May 31, 2006, at [                    ] local time, at [        ], Arizona [        ], and the record date for determining shareholders entitled to notice of and to vote at the Meeting is March 22, 2006 (the “Record Date”). As of the Record Date, Mr. Mihaylo was the beneficial owner of an aggregate of 5,179,498 shares of Common Stock, representing approximately 19.6% of the shares outstanding on the Record Date.

This Proxy Statement and the BLUE Proxy Card are first being mailed or furnished to the shareholders of the Company on or about April [    ], 2006.

THIS SOLICITATION IS BEING MADE BY MR. MIHAYLO AND SUMMIT,

AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Mr. Mihaylo and Summit are soliciting proxies with respect to the following:

1. At the Meeting, eight persons will be elected as directors of the Company to hold office for a term of one year and until their successors have been duly elected and qualified (Proposal No. 1). In opposition to the solicitation of proxies by the Board of Directors of Inter-Tel (the “Inter-Tel Board”) for their nominees, Mr. Mihaylo is proposing a slate of three nominees for election as directors of the Company (the “Mihaylo Nominees”). Mr. Mihaylo recommends that you vote FOR the Mihaylo Nominees.

2. The Inter-Tel Board has approved a proposal (the “Reincorporation Resolution”) to change the Company’s state of incorporation from Arizona to Delaware (Proposal No. 2). Mr. Mihaylo recommends that you vote AGAINST this proposal.

3. The Inter-Tel Board has proposed that the Company’s shareholders approve a special resolution (the “Anti-takeover Resolution”) authorizing the Inter-Tel Board to amend the Company’s charter to include a provision to require the approval of a majority of the disinterested shareholders to effect certain business combination transactions involving shareholders holding 15% or more of the Common Stock (Proposal No. 3). Mr. Mihaylo recommends that you vote AGAINST this proposal.

4. Mr. Mihaylo is also proposing a number of shareholder proposals (collectively, the “Shareholder Resolutions”):

(i) a resolution (the “Sell the Company Resolution”) urging the Inter-Tel Board to arrange for the prompt sale of the Company to the highest bidder (Proposal No. 4);

(ii) resolutions (the “Repeal the Bylaw Amendments Resolutions”) to repeal recently adopted amendments to the Company’s Bylaws that could have the effect of discouraging offers to acquire the Company (Proposal Nos. 5, 6, and 7);

(iii) a resolution (the “Unanimous Vote Resolution”) to amend the Company’s Bylaws to require the unanimous vote of all members of the Inter-Tel Board to adopt any amendment to the Company’s Bylaws that could have an anti-takeover effect (Proposal No. 8); and

(iv) a resolution (the “No Amendments Resolution”) that each and every provision of the Company’s Bylaws adopted by the Inter-Tel Board after March 29, 2006 and prior to the adoption of the No Amendments Resolution be repealed (Proposal No. 9).

Mr. Mihaylo recommends that you vote FOR the Sell the Company Resolution and other Shareholder Resolutions.

5. The Inter-Tel Board has also proposed (the “Auditor Ratification”) that shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent auditors (Proposal No. 10). Mr. Mihaylo recommends that you vote FOR this proposal.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED BLUE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. PROPERLY VOTING THE ENCLOSED BLUE PROXY CARD AUTOMATICALLY REVOKES ANY PROXY PREVIOUSLY SIGNED OR RETURNED BY YOU.

DO NOT RETURN ANY WHITE PROXY CARD SENT TO YOU BY INTER-TEL. Even if you previously have voted on Inter-Tel’s white proxy card, you have every legal right to change your vote by signing, dating and returning the enclosed BLUE Proxy Card. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE MEETING.

IMPORTANT NOTE:

IF YOUR SHARES OF COMMON STOCK ARE REGISTERED IN YOUR OWN NAME, PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TO MR. MIHAYLO IN CARE OF MACKENZIE PARTNERS, INC. (“MACKENZIE”), THE FIRM ASSISTING MR. MIHAYLO IN THE SOLICITATION OF PROXIES, IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SIGN A BLUE PROXY CARD WITH RESPECT TO YOUR SHARES OF COMMON STOCK AND ONLY UPON RECEIPT OF SPECIFIC INSTRUCTIONS FROM YOU. ACCORDINGLY, YOU SHOULD CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A BLUE PROXY CARD TO BE SIGNED REPRESENTING YOUR SHARES OF COMMON STOCK. MR. MIHAYLO URGES YOU TO CONFIRM IN WRITING YOUR INSTRUCTIONS TO THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND TO PROVIDE A COPY OF SUCH INSTRUCTIONS TO MR. MIHAYLO IN CARE OF MACKENZIE AT THE ADDRESS INDICATED BELOW SO THAT MR. MIHAYLO WILL BE AWARE OF ALL INSTRUCTIONS GIVEN AND CAN ATTEMPT TO ENSURE THAT SUCH INSTRUCTIONS ARE FOLLOWED.

IF YOU HAVE ANY QUESTIONS ABOUT EXECUTING YOUR PROXY OR

REQUIRE ASSISTANCE, PLEASE CONTACT:

MACKENZIE PARTNERS, INC.

105 MADISON AVENUE

NEW YORK, NEW YORK 10016

TOLL FREE: (800) 322-2885

or

CALL COLLECT: (212) 929-5500

proxy@mackenziepartners.com

REASONS FOR THE SOLICITATION; BACKGROUND

Mr. Mihaylo believes that the best path forward for the Company’s shareholders is for the Inter-Tel Board to work with him cooperatively to negotiate an all-cash acquisition of the Company by him, or a higher bidder.

•	Mr. Mihaylo has determined to solicit proxies for the election of the three Mihaylo Nominees and for the adoption of the Sell the Company Resolution and other Shareholder Resolutions because he believes that the election of the Mihaylo Nominees and the adoption of the Sell the Company Resolution and other Shareholder Resolutions would send a strong message to the Inter-Tel Board that Inter-Tel shareholders want to maximize the value of their investment in the Company through a prompt sale. However, because the Mihaylo Nominees will fill only three of the eight seats on the Inter-Tel Board if elected and because the Sell the Company Resolution is not binding on the Inter-Tel Board, there can be no assurance that the Inter-Tel Board will seek to solicit or consider offers for the sale of Inter-Tel even if the Mihaylo Nominees are elected and the Sell the Company Resolution and the other Shareholder Resolutions are adopted by Inter-Tel shareholders.

•	Mr. Mihaylo believes that the Reincorporation Resolution and Anti-takeover Resolution proposed by the Inter-Tel Board, taken together with Inter-Tel’s opposition to the Sell the Company Resolution and other Shareholder Resolutions, could have the effect of creating new obstacles to the sale of Inter-Tel to the highest bidder. Accordingly, Mr. Mihaylo has determined to solicit proxies AGAINST the Reincorporation Resolution and Anti-takeover Resolution and FOR the Mihaylo Nominees, the Sell the Company Resolution and the other Shareholder Resolutions.

Mr. Mihaylo founded the Company in 1969, and is the largest holder of shares of Common Stock, beneficially owning approximately 19.6% of the Common Stock outstanding on the Record Date. Mr. Mihaylo served as Chief Executive Officer from the Company’s formation until February 22, 2006, when he resigned as Chief Executive Officer. In January 2006, the Company approached Mr. Mihaylo regarding succession planning for Mr. Mihaylo’s eventual retirement. In February 2006, Alexander L. Cappello (“Mr. Cappello”), Chairman of the Inter-Tel Board, informed Mr. Mihaylo that the Inter-Tel Board was requesting that Mr. Mihaylo resign as Chief Executive Officer, and that the Inter-Tel Board intended to vote on terminating Mr. Mihaylo’s employment as Chief Executive Officer without cause if he did not resign. Because of his strategic differences with the Inter-Tel Board, and his concern that the Company and its employees would be adversely effected if he were terminated, Mr. Mihaylo resigned as Chief Executive Officer on February 22, 2006.

On March 6, 2006, Mr. Mihaylo resigned as a director of the Company and filed a Schedule 13D with the SEC, in which Mr. Mihaylo indicated that he was considering his alternatives with respect to the future of Inter-Tel and his investment therein. The Schedule 13D also disclosed that Mr. Mihaylo had engaged legal counsel and that on March 3, 2006, RBC Capital Markets Corporation had been engaged as financial advisor.

On March 29, 2006, the Inter-Tel Board amended the Company’s bylaws to put in place advance notice provisions regarding shareholder nominations for directors and shareholder business to be brought before the Meeting and future annual meetings of shareholders. Under the newly adopted advance notice bylaws, notices of director nominations and business to be brought before the Meeting were required to be submitted prior to the close of business on April 8, 2006. The Company announced the bylaw amendments in a Form 8-K filed on March 30, 2006. In the March 30 Form 8-K, the Company also announced that the Meeting was scheduled for May 31, 2006.

The Company also announced in the March 30 Form 8-K that the Inter-Tel Board had authorized the Company to prepare new indemnification agreements for its directors and selected executive officers. From March 24, 2006 through March 29, 2006, the Company entered into such agreements with certain of the Company’s executive officers and each member of the Inter-Tel Board.

On March 31, 2006, Mr. Mihaylo’s legal advisors at Skadden, Arps, Slate, Meagher & Flom, LLP informed the Company’s legal advisors at Wilson Sonsini Goodrich & Rosati that Mr. Mihaylo wanted to meet with the Company early in the week of April 3, 2006 to talk to the Inter-Tel Board about a proposal in a semi-formal manner and not through public filings or press releases. The Company’s advisors requested that Mr. Mihaylo submit his request in writing. Accordingly, on April 3, 2006, Mr. Mihaylo submitted the following letter to the Inter-Tel Board, in which he expressed his interest in meeting with the Inter-Tel Board to discuss an all-cash acquisition of the Company:

Steven G. Mihaylo

P.O. Box 19790

Reno, Nevada 89511

April 3, 2006

VIA EMAIL AND OVERNIGHT COURIER

Board of Directors of Inter-Tel, Incorporated

c/o Alex Cappello, Chairman

1615 South 52nd Street

Tempe, Arizona 85281

Dear Members of the Board of Directors:

As indicated in the Schedule 13D that I filed on March 6, 2006, I have been exploring various alternatives with respect to my ownership stake in Inter-Tel, Incorporated (the “Company”). In that connection, I am discussing a possible arrangement between myself and Vector Capital Corporation (together with its affiliates, “Vector”), a technology-focused private equity fund with substantial experience investing in and acquiring technology companies. We have been meeting to discuss the possibility of together pursuing an acquisition of the Company and the manner in which that might best be effected. Together, we believe that the best path forward for both ourselves and the Company’s shareholders is to work with you to negotiate an all-cash acquisition of the Company. We are writing to propose a meeting with the Company’s Board of Directors to discuss such a transaction.

I take tremendous pride in the Company’s accomplishments to date, and feel deep personal gratitude toward the devoted employees, dealers and customers that have supported the Company over the years. I am deeply concerned, however, with the Company’s ability to quickly and efficiently complete the critical transition of its business from a circuit-switched model to a converged, IP-centric model in an increasingly competitive marketplace. This challenge is exacerbated by the costs and distractions associated with maintaining the Company’s publicly-traded status. I believe that the Company’s current shareholders will face many quarters, if not years, of volatility and uncertainty during this transition.

Vector and I are prepared to take on the risk associated with the transition of the business and, at the same time, pay the other existing shareholders a meaningful premium for their shares. Our strong preference is to work cooperatively with the Board in this process and to immediately commence an expedited and limited due diligence process. Although we may elect to proceed even without the Board’s cooperation, we anticipate that such cooperation and access would result in a process that is mutually beneficial and would enable us to pay the best price to the Company’s shareholders.

We believe that a sale of the Company at this time will maximize value for the Company’s shareholders and relieve them of the significant operational and market risks that they would otherwise face going forward. As the Company’s founder and single largest shareholder, I strongly believe that our acquisition of the Company is the best path for the Company during this critical, but risky, transitional phase.

We are eager to complete a transaction with the Company and look forward to hearing from you soon. In light of your recent Form 8-K filing regarding advance notice provisions that have been added to the Company’s bylaws, it is important that I hear back from you by 5:00 p.m., Pacific time, on Wednesday, April 5. I can be reached at 775-338-4699 or at 602-738-9611 or by email at stevemihaylo@cox.net or stevemihaylo@yahoo.com.

Sincerely,

/s/ STEVEN G. MIHAYLO
Steven G. Mihaylo

cc:	Vector Capital Corporation (via email)
Stephen M. Wurzberg (via email)
Robert G. Day (via email)

On Wednesday, April 5, 2006, the Company’s legal advisors called Mr. Mihaylo’s legal advisors to respond to Mr. Mihaylo’s April 3 letter. The Company’s legal advisors indicated that the Company would be agreeable to a meeting between the Company’s advisors and Mr. Mihaylo’s advisors to discuss a possible transaction, and that they would be sending to Mr. Mihaylo’s legal advisors a form of confidentiality agreement for Mr. Mihaylo to sign.

During discussions on April 5 and April 6, 2006, Mr. Mihaylo’s legal advisors informed the Company’s legal advisors that, because of the advance notice bylaw provisions adopted by the Inter-Tel Board on March 29, 2006, Mr. Mihaylo would be required to submit his advance notices in order to preserve his ability to communicate directly with the Company’s shareholders and to solicit their support for any proposals he may wish to present at the Meeting. Mr. Mihaylo’s legal advisors indicated that Mr. Mihaylo intended to submit, prior to the close of business on April 7, 2006, notices of his intention to nominate directors and propose various shareholder resolutions, including a resolution urging the sale of the Company in accordance with the advance notice bylaws, and that he would be filing an amendment to his Schedule 13D on April 10, 2006, to disclose that information.

Mr. Mihaylo’s legal advisors requested that the Inter-Tel Board extend, for all shareholders, the April 8, 2006 advance notice deadline under the advance notice bylaws so that Mr. Mihaylo and the Company would have an opportunity to meet and have discussions before Mr. Mihaylo was irrevocably prejudiced by the passage of the advance notice deadline. The Company’s legal advisors stated that the Inter-Tel Board would not extend the advance notice deadline. The Company’s legal advisors also suggested that Mr. Mihaylo did not need to submit his advance notices to the Company because the Company would agree to nominate two nominees selected by Mr. Mihaylo for election to the Inter-Tel Board at the Meeting. Mr. Mihaylo’s legal advisors responded that Mr. Mihaylo would be proposing more than the election of directors; he would also be proposing, among other things, a resolution urging the Inter-Tel Board to arrange for the prompt sale of the Company to the highest bidder.

On April 6, 2006, the Company’s legal advisors sent to Mr. Mihaylo’s legal advisors a confidentiality agreement that Mr. Mihaylo would be required to sign before any meeting occurred between Mr. Mihaylo’s advisors and the Company’s advisors. The confidentiality agreement required by the Company would have prohibited Mr. Mihaylo for a period of one year from the execution of the agreement from, among other things: (i) acquiring, offering to acquire or agreeing to acquire the Company or any voting securities of the Company; (ii) participating in any solicitation of proxies; (iii) seeking to control or influence the management, board of directors or policies of the Company; or (iv) requesting that the Company or any of its representatives amend or waive any of the prohibitions contained in the confidentiality agreement.

On the morning of April 7, 2006, Mr. Mihaylo’s legal advisors called the Company’s legal advisors, and left them a voicemail message, to remind them that, as previously discussed, Mr. Mihaylo would be sending his advance notices to the Company later that day.

On April 7, 2006, Mr. Mihaylo, in accordance with the advance notice bylaws, submitted to the Inter-Tel Board his advance notices of director nominations and shareholder business to be brought before the Meeting. In the notices, Mr. Mihaylo stated that he intends to appear at the Meeting in person or by proxy to, among other things, (i) nominate a slate of three directors (including himself) for election at the Annual Meeting, and (ii) introduce at the Annual Meeting several resolutions to be submitted to the vote of the shareholders, including a resolution urging the Inter-Tel Board to arrange for the prompt sale of the Company to the highest bidder and resolutions to repeal recently adopted amendments to the Company’s bylaws that could have the effect of discouraging offers to acquire the Company.

On April 10, 2006, Mr. Mihaylo sent to the Inter-Tel Board the following letter to reaffirm his interest in meeting with the Inter-Tel Board to explore the possible acquisition of the Company:

Steven G. Mihaylo

P.O. Box 19790

Reno, Nevada 89511

April 10, 2006

VIA EMAIL AND OVERNIGHT COURIER

Board of Directors of Inter-Tel, Incorporated

c/o Alex Cappello, Chairman

1615 South 52nd Street

Tempe, Arizona 85281

Dear Members of the Board of Directors:

I am writing to reaffirm my interest in meeting with the Board of Directors of Inter-Tel, Incorporated (the “Company”), or its advisors to discuss a possible all-cash acquisition of the Company led by me, as expressed in my April 3, 2006 letter to you.

As you are aware, on Friday, April 7, 2006, as necessitated by the advance notice bylaw provisions that you adopted on March 29, 2006, I delivered to the Company an advance notice of business and an advance notice of director nominations to be brought before the Annual Meeting of Shareholders scheduled for May 31, 2006. In those notices, I stated, among other things, that I intended (i) to nominate a slate of three directors (including myself) for election at the Annual Meeting and (ii) to introduce at the Annual Meeting several resolutions to be submitted to the vote of the shareholders, including a resolution urging the Company’s Board of Directors to arrange for the prompt sale of the Company to the highest bidder. I took this action in order to preserve my ability to communicate directly with the Company’s shareholders and to solicit their support for my proposal to seek a prompt sale of the Company.

I continue to believe that the best path forward for the Company’s shareholders is for you to work with me cooperatively to negotiate an all-cash acquisition of the Company by me, or a higher bidder, and I remain interested in meeting with the Company’s advisors to discuss such a transaction. I believe that a cooperative process, which would enable me and my financing sources to gain access to expedited and limited due diligence, would result in a proposal that is mutually beneficial and could enable us to offer significantly more value to the Company’s shareholders than one without such access. To expedite this process, I am prepared to sign a confidentiality agreement containing reasonable provisions, but one which would not inhibit or preclude my ability to make an offer directly to the Company or its shareholders or to conduct my proxy solicitation.

I look forward to hearing from you soon.

Sincerely,

/s/ STEVEN G. MIHAYLO
Steven G. Mihaylo

cc:	Stephen M. Wurzberg (via email)

Robert G. Day (via email)

Also on April 10, 2006, prior to the opening of trading in the Common Stock, Mr. Mihaylo issued a press release announcing that he had requested that the Inter-Tel Board meet with him to discuss a possible all-cash acquisition of the Company led by Mr. Mihaylo, setting forth the text of the April 3 and April 10 letters and disclosing that he had delivered to the Inter-Tel Board on April 7, 2006, the advance notices of director nominations and shareholder business. Mr. Mihaylo also filed with the SEC on April 10, 2006, an amendment to the Schedule 13D, filed with the SEC on March 6, 2006, with respect to the foregoing.

In the afternoon of April 10, 2006, the Company filed with the SEC a preliminary proxy statement without referring to Mr. Mihaylo’s advance notices of director nominees and shareholder business and issued a press release responding to Mr. Mihaylo’s April 10 press release.

On April 11, 2006, Mr. Mihaylo’s legal advisors called the Company’s legal advisors, and left a voicemail message, to follow up on Mr. Mihaylo’s April 10 letter to the Inter-Tel Board.

On April 12, 2006, Mr. Mihaylo’s legal advisors received a telephone call from a representative of Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”), who indicated that Pillsbury had been retained as the legal advisors to an advisory committee of the Inter-Tel Board. The Pillsbury representative stated that the Inter-Tel Board was in the process of retaining a financial advisor. The Pillsbury representative inquired as to the status of Mr. Mihaylo’s execution of the confidentiality agreement that the Company’s legal advisors sent to Mr. Mihaylo’s legal advisors on April 6, 2006. Mr. Mihaylo’s legal advisors explained that, as stated in Mr. Mihaylo’s April 10 letter to the Inter-Tel Board, Mr. Mihaylo is prepared to sign a confidentiality agreement containing reasonable provisions, but one which would not inhibit or preclude his ability to make an offer directly to the Company or its shareholders or to conduct his proxy solicitation. The Pillsbury representative informed Mr. Mihaylo’s legal advisors that they would respond in a few days.

On April 17, 2006, the Company issued a press release that included the text of the following letter, dated April 17, 2006, that Mr. Cappello, on behalf of the Inter-Tel Board, sent to Mr. Mihaylo in response to his April 10, 2006 letter.

April 17, 2006

VIA EMAIL AND OVERNIGHT MAIL

Mr. Steven G. Mihaylo

P.O. Box 19790

Reno, Nevada 89511

Dear Steve:

On behalf of the Board of Directors of Inter-Tel, Incorporated (“The Company”), this letter is in response to your correspondence of April 10, 2006.

Per your request, we remain willing to meet with you and/or your advisors. As a part of our fiduciary responsibilities, we are always prepared to give careful consideration to any bona fide proposal to acquire Inter-Tel.

For the record, it is important to note that we have previously offered you two seats on the Board proportionate to your equity stake in the Company, and also offered to meet with your representatives to discuss your interest in acquiring Inter-Tel. Despite these offers, rather than pursue discussions, you chose to publicly announce your intention to nominate a slate of three directors, including yourself, for election at our upcoming Annual Meeting of Shareholders. We are concerned that this action could lead to a costly and disruptive proxy contest.

The time and energy of the current Inter-Tel Board and executive management are focused on implementing the Company’s strategic plan to maximize the significant commercial opportunities and growth prospects available to Inter-Tel. Under the capable leadership of our new Chief Executive Officer, Norman Stout, the Company’s former Chief Operating Officer and an eight-year veteran of Inter-Tel, we are excited about the upcoming introduction of our latest next generation communications platform—the Inter-Tel 7000. Scheduled for release in mid-2006, the Inter-Tel 7000 is a pure IP, standards-based communications system that is designed to serve enterprises with up to 2,500 users and features a visionary, next generation architecture that is expected to address business needs both today and in the future.

Steve, with respect to arranging a meeting to learn more about your objectives, we are of course committed to maintaining the highest standards of corporate governance and acting in the best interests of all of Inter-Tel’s shareholders. Consistent with this commitment, we look forward to your response and to a constructive dialogue.

Sincerely,

/s/ ALEXANDER L. CAPPELLO
Alexander L. Cappello

cc: Inter-Tel Board of Directors

On April 17, 2006, after the close of business, Mr. Mihaylo issued the following statement in response to an inquiry by The Arizona Republic concerning the letter that Mr. Mihaylo received on April 17, 2006 from Mr. Cappello:

The Company’s characterization of events both in today’s letter and in its April 10, 2006, press release is misleading and omits several important facts:

•	The Company delayed responding to Mr. Mihaylo’s request for a meeting until two business days before the advance notice deadline under the Company’s bylaws.

•	The Company’s offer to meet had unreasonable conditions attached. The Company requested that Mr. Mihaylo sign a confidentiality agreement which would prohibit him, among other things, from (i) acquiring, offering to acquire or agreeing to acquire the Company or any voting securities of the Company; (ii) participating in any solicitation of proxies; (iii) seeking to control or influence the management, board of directors or policies of the Company; or (iv) requesting that the Company or any of its representatives amend or waive any of the prohibitions in the confidentiality agreement.

•	The Company’s advance notice bylaws forced Mr. Mihaylo to submit his advance notices.

•	The Company’s Board of Directors refused to postpone the advance notice deadline.

Mr. Mihaylo said that he has not yet made a specific proposal because he believes that access to management and limited due diligence information will enable him to offer the best price to shareholders. He said that the Company’s proxy statement filing adds to his concerns that the Company is attempting to impede a transaction that will maximize value for shareholders.

Mr. Mihaylo said that he remains interested in meeting with the Company’s advisors to discuss an all-cash acquisition of the Company. He said he also continues to believe that the best path forward for the Company’s shareholders is for the Company’s Board of Directors to work with him cooperatively to negotiate an all-cash acquisition of the Company by him, or a higher bidder, and that a cooperative process would enable him to pay the best price to the Company’s shareholders.

He said in the event that the Company and he are unable to reach an agreement as to a cooperative process, however, he is continuing to move forward with his proxy solicitation to preserve his ability to communicate directly with the Company’s shareholders and to solicit their support for my proposal to seek a prompt sale of the Company.

On April 18, 2006, the Company filed Management’s Preliminary Proxy Statement with the SEC, which referred to Mr. Mihaylo’s advance notices of director nominees and shareholder business.

GENERAL

PROXY INFORMATION

The enclosed BLUE Proxy Card may be executed only by holders of record at the close of business on March 22, 2006, which is the Record Date.

As of the Record Date, Mr. Mihaylo was the beneficial owner of an aggregate of 5,179,498 shares of Common Stock, representing approximately 19.6% of the shares outstanding on the Record Date. According to Management’s Preliminary Proxy Statement, as of the Record Date there were 26,386,651 shares of Common Stock outstanding.

The shares of Common Stock represented by each BLUE Proxy Card which is properly executed and returned to Mr. Mihaylo will be voted at the Meeting in accordance with the instructions marked thereon. Subject to the right of Mr. Mihaylo to allocate votes among the three Mihaylo Nominees in the manner described below (see “QUORUM AND VOTING”), executed but unmarked BLUE Proxy Cards will be voted as follows:

•	FOR the election of the Mihaylo Nominees;

•	FOR the Sell the Company Resolution and the other Shareholder Resolutions;

•	FOR the Auditor Ratification; and

•	AGAINST the Reincorporation Resolution and the Anti-takeover Resolution.

Neither Mr. Mihaylo nor Summit is aware at the present time of any other matter which is scheduled to be voted upon by shareholders at the Meeting. However, if any other matter properly comes before the Meeting, Mr. Mihaylo will vote his Common Stock and all proxies held by him in accordance with his best judgment with respect to each such matter.

If you hold your shares in the name of one or more brokerage firms, banks, nominees or other institutions, only they can vote your shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions to vote the BLUE Proxy Card.

In some instances, Mr. Mihaylo may deliver to multiple shareholders sharing a common address only one copy of this proxy statement and its attachments. If requested by phone or in writing, he will promptly provide a separate copy of the proxy statement and its attachments to a shareholder sharing an address with another shareholder. Requests by phone should be directed to MacKenzie Partners, Inc., toll free (800) 322-2885, and requests in writing should be sent to MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, or by email to proxy@mackenziepartners.com.

PROXY REVOCATION

Whether or not you plan to attend the Meeting, Mr. Mihaylo urges you to vote FOR the Mihaylo Nominees, FOR the Sell the Company Resolution and the other Shareholder Resolutions, FOR the Auditor Ratification and AGAINST the Reincorporation Resolution and the Anti-takeover Resolution by signing, dating and returning the BLUE Proxy Card in the enclosed envelope. You can do this even if you have already voted on the white proxy card solicited by the Inter-Tel Board. It is the latest dated proxy that counts.

Execution of a BLUE Proxy Card will not affect your right to attend the Meeting and to vote in person. Any shareholder granting a proxy (including a proxy given to the Company) may revoke it at any time before it is voted by (a) submitting a duly executed new proxy bearing a later date, (b) attending and voting at the Meeting in person, or (c) at any time before a previously executed proxy is voted, giving written notice of revocation to either Mr. Mihaylo, c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, or the Company, 1615 South 52nd Street, Tempe, Arizona, 85281, attention: Corporate Secretary. Merely attending the Meeting will not revoke any previous proxy which has been signed or returned by you. The BLUE Proxy Card furnished to you by Mr. Mihaylo, if properly executed and delivered, will revoke all prior proxies.

IF YOU PREVIOUSLY EXECUTED AND RETURNED A WHITE PROXY CARD TO THE COMPANY, MR. MIHAYLO URGES YOU TO REVOKE IT BY SIGNING, DATING AND MAILING THE BLUE PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING WITHIN THE UNITED STATES.

INTER-TEL ANNUAL REPORT AND MANAGEMENT’S PROXY STATEMENT

An annual report to shareholders (the “Annual Report”) covering Inter-Tel’s fiscal year ended December 31, 2005, including financial statements, is required to be furnished to shareholders by the Company. Such Annual Report does not form any part of the material for the solicitation of proxies by Mr. Mihaylo.

It is expected that the Inter-Tel Board will also solicit proxies for use at the Annual Meeting and will furnish a proxy statement in connection therewith (“Management’s Proxy Statement”). Neither Mr. Mihaylo nor any of his affiliates is presently an officer or director, or otherwise engaged in the management, of Inter-Tel. Consequently, neither Mr. Mihaylo nor Summit has current information concerning the Common Stock of the Company, the beneficial ownership of such stock by the principal holders thereof (other than Mr. Mihaylo), information regarding the Inter-Tel Board and committees thereof, information concerning the Company’s management, the procedures for submitting proposals for consideration at the next annual meeting of shareholders of the Company and certain other matters regarding the Company and the Meeting required by the rules of the SEC to be included in a proxy statement. Accordingly, reference is made to Management’s Proxy Statement for such information.

Neither Mr. Mihaylo nor Summit makes any representation as to the accuracy or completeness of the information contained in the Annual Report or in Management’s Proxy Statement.

QUORUM AND VOTING

According to Management’s Preliminary Proxy Statement, as of the close of business on the Record Date, 26,386,651 shares of Common Stock were outstanding and entitled to vote on the matters that come before the Meeting. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Meeting.

The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. If a quorum is not present or represented by proxy, the shareholders entitled to vote, present or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting (unless a new record date is set), until a quorum is present or represented.

Pursuant to Arizona law, each shareholder voting for the election of directors is entitled to either vote for as many persons as there are directors to be elected or to cumulate votes by multiplying the number of shares held by such shareholder by the number of directors to be elected and allocating such votes among the nominees in such manner as the shareholder determines. Mr. Mihaylo intends to give notice at the Meeting prior to the voting for directors that he intends to cumulate his votes. Each shareholder will be entitled to cast votes for one director or distribute them among any number of candidates. Directors will be elected by a plurality of votes cast by shareholders at the Meeting. Votes not cast at the Meeting because of abstentions or broker non-votes are not considered in connection with determining the outcome of the election of directors.

If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your brokerage firm, bank, nominee or other institution. If you sign your proxy card or voting instruction card with no further instructions, the proxy holders may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you instruct that your votes be withheld.

Mr. Mihaylo has only nominated three persons for election to the Inter-Tel Board. According to Management’s Preliminary Proxy Statement, the Inter-Tel Board has nominated eight persons for the eight positions being filled at the Meeting. Therefore, there will be 11 nominees for 8 seats on the Inter-Tel Board, and the nominees who receive the greatest number of votes will be elected. Shareholders who use the BLUE Proxy Card furnished by Mr. Mihaylo will not be able to vote for any of the Inter-Tel nominees. Shareholders who use Inter-Tel’s white proxy card will not be able to vote for any of the Mihaylo Nominees. Shareholders are not permitted to use both proxy cards and accordingly cannot vote for one or more of the Mihaylo Nominees on Mr. Mihaylo’s BLUE Proxy Card and also vote for one or more of the Inter-Tel nominees using Inter-Tel’s white proxy card. Any shareholder who wishes to vote for one or more of the Mihaylo Nominees and one or more of the Inter-Tel nominees will be required to vote by ballot at the Meeting. However, the cumulative voting process insures that to the extent a shareholder wishes to support the Mihaylo Nominees, no votes will be wasted by voting on Mr. Mihaylo’s BLUE Proxy Card, as all votes may be cumulatively voted for the Mihaylo Nominees and each vote cumulated toward the election of the Mihaylo Nominees will increase their chance of being elected.

Mr. Mihaylo intends to vote all of the shares beneficially owned by him, and those for which he is given proxies, for the election of the Mihaylo Nominees. Mr. Mihaylo intends to cumulate his votes in such a manner as to obtain maximum representation on the Inter-Tel Board. Mr. Mihaylo beneficially owns enough shares of Common Stock to elect one director, whom Mr. Mihaylo currently intends will be himself. Assuming that 100% of the outstanding shares of Common Stock outstanding on the Record Date are represented and voted at the Meeting, Mr. Mihaylo would need to obtain proxies to vote approximately an additional 648,202 shares to elect two directors and approximately an additional 3,616,052 shares to elect all three Mihaylo Nominees. The number of proxies needed to elect additional directors would decrease if less than all outstanding shares of Common Stock are represented and voted at the Meeting; for example, if 90% of the outstanding shares are represented and voted at the Meeting, Mr. Mihaylo would need to obtain proxies to vote approximately an additional 97,832 shares to elect two directors and approximately an additional 2,736,497 shares to elect all three Mihaylo Nominees.

Unless otherwise indicated by a shareholder, a vote for the Mihaylo Nominees will give Mr. Mihaylo discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them in favor of one, two or all three Mihaylo Nominees as Mr. Mihaylo may determine in his discretion. The effect of cumulation and voting in accordance with that discretionary authority may be to offset the effect of a shareholder’s having withheld authority to vote for one of the Mihaylo Nominees because proxyholders will be able to allocate votes of shareholders who have not withheld authority to vote in any manner they determine among such nominees. If a shareholder desires specifically to allocate votes among the Mihaylo Nominees, the shareholder should so specify on the BLUE Proxy Card.

With respect to the voting upon the Sell the Company Resolution and the other Shareholder Resolutions, each share of Common Stock entitles the holder thereof to one vote, and approval requires the affirmative vote of a majority of the shares represented and voting at the Meeting. Assuming a quorum is present at the Meeting, abstentions and broker non-votes will have no effect on the outcome of the vote on the Sell the Company Resolution and the other Shareholder Resolutions.

According to Management’s Preliminary Proxy Statement, with respect to the voting upon the Anti-takeover Resolution and the Auditor Ratification, each share of Common Stock entitles the holder thereof to one vote, and approval requires the affirmative vote of a majority of the shares represented and entitled to vote at the Meeting. According to Management’s Preliminary Proxy Statement, assuming a quorum is present at the Meeting, abstentions will count as votes cast against the Anti-takeover Resolution and the Auditor Ratification, and broker non-votes will have no effect on the outcome of the vote on these proposals.

With respect to the Reincorporation Resolution, each share of Common Stock entitles the holder thereof to one vote, and approval requires the affirmative vote of a majority of the outstanding shares entitled to vote at the Meeting. Accordingly, assuming a quorum is present at the Meeting, abstentions and broker non-votes will have the same effect as votes against the approval of such resolution.

None of the resolutions is conditioned upon the approval of any other resolution (except that in the case of the Anti-takeover Resolution, the Delaware charter, rather than the Arizona charter, will be amended if the Reincorporation Resolution is approved).

ELECTION OF DIRECTORS

(Proposal No. 1)

Eight directors are to be elected at the Annual Meeting. The three Mihaylo Nominees are: Steven G. Mihaylo, Dr. Anil K. Puri and Kenneth L. Urish.

Each of these nominees has consented to serve as a director if elected, and it is not contemplated that any of them will be unavailable for election as a director. Mr. Mihaylo is proposing the election of the Mihaylo Nominees in opposition to the Inter-Tel nominees.

MR. MIHAYLO RECOMMENDS THAT YOU VOTE “FOR” THE MIHAYLO NOMINEES.

The information below is provided with respect to the Mihaylo Nominees. Each of the Mihaylo Nominees is a United States citizen.

Steven G. Mihaylo Steven G. Mihaylo, age 62, is a private investor. Mr. Mihaylo’s business address is P.O. Box 19790, Reno, Nevada 89509. He is the founder of Inter-Tel, and served as Chairman of the Board of Directors of Inter-Tel from July 1969 to October 1982 and from September 1983 to July 2005. He served as President of Inter-Tel from 1969 to 1983, from 1984 to December 1994, and from May 1998 to February 2005. He served as Inter-Tel’s Chief Executive Officer from the time of the Company’s formation in July 1969 to February 22, 2006. Mr. Mihaylo received a bachelor’s degree in business administration, with a concentration in Accounting and Finance, from California State University, Fullerton. In 2004, Mr. Mihaylo pledged $3 million to California State University, Fullerton (since increased to $4.5 million), payable over five years, the largest cash pledge in the history of California State University, Fullerton, toward a new College of Business and Economics building that will bear his name. Mr. Mihaylo was initially approached by Dr. Anil K. Puri, Dean of the College of Business and Economics and one of the Mihaylo Nominees, about making a donation to the College of Business and Economics. In 2005, California State University, Fullerton, conferred an honorary doctorate of humane letters upon Mr. Mihaylo in recognition of excellence and extraordinary achievement in significant areas of human endeavor. Mr. Mihaylo has been active in and supported educational charitable endeavors during his career, including Junior Achievement of Arizona, Big Bear Lake California High School, the University of Arizona, Arizona State University, Bishop Manogue Catholic High School, the University of Nevada, Reno, The Arizona Science Center, Juvenile Diabetes Research Foundation, The Goldwater Institute and The Desert Botanical Gardens.

Dr. Anil K. Puri Dr. Anil K. Puri, age 57, has served as the Dean of the College of Business and Economics at California State University, Fullerton from 1998 to present. His business address is 800 North State College

Boulevard, California State University, Fullerton, California 92834. California State University, Fullerton is not a parent, subsidiary or other affiliate of the Company. Dr. Puri received bachelors and masters degrees in economics from Panjab University in India and a masters degree and a Ph.D. in economics from the University of Minnesota. Dr. Puri is a member of the American Economic Association, the Western Economic Association, the National Association of Business Economists and the Association of University Bureaus of Economic Research. He is the author of numerous journal articles in the field of economics, and makes numerous presentations every year to business, community, and professional organizations and at university events, and has presented the California State University, Fullerton Annual Economic Forecasts since 1993.

Kenneth L. Urish Kenneth L. Urish, age 55, is managing member of Urish Popeck & Co., LLC, a certified public accounting firm with multi-disciplinary practice units. Mr. Urish’s business address is Three Gateway Center, 24th Floor, Pittsburgh, Pennsylvania 15222. He has been a member of Urish Popeck & Co., LLC from its inception in February 1976 to present. Urish Popeck & Co., LLC is not a parent, subsidiary or other affiliate of the Company. Mr. Urish has a bachelors degree in accounting from The Pennsylvania State University. He has served on the Board of Directors, and as a member of the Audit Committee thereof, of Black Rock Liquidity Funds from 1999 to present. Mr. Urish is the co-editor of Financial Management and Analysis: Methodologies to Manage and Improve Operating Performance, which was adapted as a business development series. He is a member of the American, Pennsylvania, and Florida Institutes of Certified Public Accountants, President of the Board of Trustees of The Pittsburgh Catholic, the official newspaper of the Pittsburgh Diocese, a member of the National Association of Certified Fraud Examiners, a member of the Board of Trustees of Holy Family Foundation, a former Division Chair of the United Way of Allegheny County, the former Chairman and former President of DFK Accountancy Group, and a former member of the Board of Directors of DFK International. Mr. Urish has recently been named The Pennsylvania State University Alumnus of the Year of the Department of Accounting for 2005.

If all of the Mihaylo Nominees are elected to the Inter-Tel Board, five of eight members of the Inter-Tel Board will be the Inter-Tel nominees, and the Mihaylo Nominees will not constitute a majority of the Inter-Tel Board. Because action by the Inter-Tel Board requires a majority vote of the directors present at a meeting at which a quorum is present (unless otherwise specifically provided by statute or by the articles of incorporation or bylaws), the Mihaylo Nominees ordinarily will not be able to cause any action to be taken or not taken by the Inter-Tel Board unless all three Mihaylo Nominees are present and (i) only five of the eight directors are present at a meeting of the Inter-Tel Board or (ii) as many as two other directors (assuming all eight directors are present at such a meeting) agree with the position of the Mihaylo Nominees. Nevertheless, the Mihaylo Nominees may, because of their different backgrounds and expertise, be able to inform and persuade other directors sufficiently to cause the Inter-Tel Board to take or not take various actions.

If elected, Mr. Mihaylo intends to seek to persuade the Inter-Tel Board to arrange for the prompt sale of the Company to the highest bidder. However, because the Mihaylo Nominees will fill only three of the eight seats on the Inter-Tel Board if elected and because the Sell the Company Resolution is not binding on the Inter-Tel Board, there can be no assurance that the Inter-Tel Board will seek to solicit or consider offers for the sale of Inter-Tel even if the Mihaylo Nominees are elected and the Sell the Company Resolution is adopted by Inter-Tel’s shareholders. In addition, the Mihaylo Nominees, if elected, will be bound by their fiduciary obligations to act in the best interests of all shareholders.

THE REINCORPORATION RESOLUTION

(Proposal No. 2)

According to Management’s Preliminary Proxy Statement, the Inter-Tel Board has approved a proposal to change the Company’s state of incorporation from Arizona to Delaware and has recommended that shareholders vote for the Reincorporation Resolution. Mr. Mihaylo urges shareholders to refer to Management’s Proxy Statement for a detailed discussion of this proposal, including arguments in favor of and against the proposal.

MR. MIHAYLO RECOMMENDS THAT YOU VOTE “AGAINST” THE REINCORPORATION RESOLUTION.

Mr. Mihaylo founded the Company as an Arizona corporation in July 1969, and the Company has prospered as an Arizona corporation for over 36 years. Now, the Inter-Tel Board has proposed to reincorporate the Company in Delaware.

Mr. Mihaylo submits that there is no need for the Company to go through the expense of the reincorporation, including the payment of higher franchise taxes in Delaware, or the resulting distraction of management’s attention from the running of the business. Mr. Mihaylo believes that if the Inter-Tel Board were to arrange for the prompt sale of the Company to the highest bidder, as urged in the Sell the Company Resolution, then the Inter-Tel Board would have control of the sales process, and none of the purported benefits of the reincorporation, including the anti-takeover defenses against coercive offers, would be relevant.

For example, in Management’s Preliminary Proxy Statement (page 8), in its discussion of one of the principal reasons for the reincorporation under the heading “Directors and Officers,” the Inter-Tel Board states that it “believes that reincorporation under Delaware law will enhance the Company’s ability to attract and retain qualified directors and officers as well as encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company.” Yet, Management’s Preliminary Proxy Statement also states in that same paragraph that “To date, the Company has not experienced difficulty in retaining directors or officers.”

Mr. Mihaylo believes that implicit in the Inter-Tel Board’s argument that Delaware law will enhance the Company’s ability to attract and retain directors is the notion that director indemnification under Delaware is better for directors than under Arizona law. The Inter-Tel Board acknowledges this under the heading “Interests of the Company’s Directors and Officers” in Management’s Preliminary Proxy Statement (page 17) which states:

“The Company’s shareholders should be aware that reincorporation in Delaware may be of benefit to the Company’s directors by reducing the directors’ potential personal liability and increasing the scope of permitted indemnification, by strengthening the directors’ ability to resist a takeover bid, and in other respects.… The interests of the Board in recommending the Reincorporation may therefore be in conflict with the interests of the shareholders, and the interests of the Board, management and affiliated shareholders in voting on the Reincorporation proposal may not be the same as those of unaffiliated shareholders.”

Shareholders should ask themselves why the Inter-Tel Board is seeking to provide itself this benefit when it acknowledges that the Company has not experienced the “problem”—recruitment and retention—which it proposes to address. Mr. Mihaylo submits that director indemnification seems to more directly benefit the members of the Inter-Tel Board than the Inter-Tel shareholders. In addition, according to a Form 8-K filed with the SEC on March 30, 2006, the Company has entered into new indemnification agreements with the directors and certain executive officers of the Company.

As additional support for the proposal, the Inter-Tel Board cites a number of reasons related to takeovers. According to Management’s Preliminary Proxy Statement (page 9), these include the reason that certain aspects of Delaware law are intended both to prevent potential acquirors from using “coercive or abusive takeover-related tactics and to encourage such acquirors to negotiate directly with the Board.” Mr. Mihaylo submits that his requests to meet with the Inter-Tel Board to negotiate an acquisition cannot be considered “coercive” or “abusive,” and establish his willingness to negotiate directly with the Inter-Tel Board.

In addition, under the heading “Possible Negative Considerations,” Management’s Preliminary Proxy Statement (pages 9-10) states:

“Notwithstanding the belief of the Board as to the benefits to the Shareholders of the Reincorporation, some Shareholders may find the proposal disadvantageous to the extent it has the effect of discouraging a future attempt to acquire control of the Delaware Company that is not presented to and approved by the Delaware

Company Board, but that a substantial number and perhaps even a majority of the Stockholders might believe to be in their best interests or in which Stockholders might receive a substantial premium for their shares over then current market prices. As a result of such effects, Stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, unapproved tender offers and takeover attempts may be made at times and in circumstances that are beneficial to and in the interests of certain Stockholders. Furthermore, a negotiated transaction is not necessarily more advantageous to the Stockholders than a non-negotiated transaction.”

Mr. Mihaylo urges you to vote against the Reincorporation Resolution to send a strong message to the Inter-Tel Board that the shareholders do not want any impediments to their ability to consider and participate in offers to acquire the Company. Each shareholder should have the right to determine what is in his or her own best interest.

Mr. Mihaylo also urges you to read Management’s Preliminary Proxy Statement (page 13) under the heading “Anti-take over Measures,” which provides in part:

“Delaware Law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with stockholders and other parties than do the laws of many other states. In particular, Delaware Law permits a corporation to adopt a number of measures designed to reduce a corporation’s vulnerability to hostile takeover attempts. Among these measures is the establishment of a stockholder rights plan. While certain types of stockholder rights plans have been upheld by Delaware courts, Arizona courts have yet to decide on the validity of many of such defenses, thus rendering their effectiveness in Arizona less certain. As discussed herein, differences between Arizona and Delaware Law, effective without additional action by the Delaware Company, could have a bearing on unapproved takeover attempts.”

While there is no indication that the Inter-Tel Board is considering the adoption of a shareholders rights plan, also known as a “poison pill,” Mr. Mihaylo submits the passage quoted above is further evidence of the potential anti-takeover effects of the Reincorporation Resolution.

Mr. Mihaylo also urges shareholders to consider that if the Reincorporation Resolution is adopted by shareholders, the Inter-Tel Board has disclosed that it may adopt additional anti-takeover measures, the effect of which, along with discouraging takeover attempts, may be to limit in certain respects the rights of stockholders of the Delaware company compared with the rights of Inter-Tel shareholders. As stated in Management’s Preliminary Proxy Statement (page 15):

“There can be no assurance that the Board would not adopt any further anti-takeover measures available under Delaware Law (some of which may not require stockholder approval). The availability of anti-takeover measures under Delaware Law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of the Delaware Company’s stockholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such transactions may not have the opportunity to do so. Stockholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of stockholders of the Delaware Company compared with the rights of shareholders of the Company.”

The Inter-Tel Board also proposes to include anti-takeover provisions under Arizona law and in the Company’s current Bylaws in the charter and bylaws of the Delaware company. These Arizona law provisions may be applicable to the Company in certain circumstances, and Mr. Mihaylo submits that there is no need to incorporate them into the Delaware charter and bylaws. Mr. Mihaylo further submits that the Inter-Tel Board should decide whether the Company should be an Arizona company or a Delaware company, and that this “piling on” of anti-takeover defenses in the Delaware charter is further evidence of the true focus of the Reincorporation Resolution.

In addition, as set forth in Management’s Preliminary Proxy Statement (pages 17-18) under the heading “Federal Income Tax Consequences of the Reincorporation,” Company shareholders will be required to attach a statement to their tax returns for the year the Delaware reincorporation occurs that contains information listed in Treasury Regulation Section 1.368-3(b), including the shareholder’s basis in the Common Stock. Management’s Preliminary Proxy Statement also provides that, among the federal income tax consequences that will generally result, no gain or loss will be recognized by holders of Common Stock upon receipt of stock of the Delaware company pursuant to the reincorporation, but the Company has not provided the Company’s shareholders with a legal opinion as to the federal income tax consequences of the reincorporation. Management’s Preliminary Proxy Statement also provides that a successful Internal Revenue Service challenge to the “reorganization” status of the Delaware reincorporation would result in a shareholder recognizing gain or loss. If the Inter-Tel Board were to arrange for the prompt sale of the Company to the highest bidder, as urged by the Sell the Company Resolution, then there would be no need for the Delaware reincorporation and shareholders would not have additional filing obligations with their tax returns due to the reorganization.

Mr. Mihaylo urges you to send a strong message to the Inter-Tel Board against providing additional benefits to itself and adopting provisions that could discourage offers to acquire Inter-Tel by voting AGAINST the Reincorporation Resolution.

THE ANTI-TAKEOVER RESOLUTION

(Proposal No. 3)

According to Management’s Preliminary Proxy Statement, the Inter-Tel Board has proposed that the Company’s shareholders approve a special resolution authorizing the Inter-Tel Board to amend the Company’s charter (in Arizona, or, in the event that the Reincorporation Resolution is approved, in Delaware) to include a provision to require the approval of a majority of the disinterested shareholders to effect certain business combination transactions involving shareholders holding 15% or more of the Common Stock. The Inter-Tel Board has recommended that shareholders vote for the Anti-takeover Resolution. Mr. Mihaylo urges shareholders to refer to Management’s Proxy Statement for a detailed discussion of this proposal, including arguments in favor of and against the proposal.

MR. MIHAYLO RECOMMENDS THAT YOU VOTE “AGAINST” THE ANTI-TAKEOVER RESOLUTION.

Mr. Mihaylo believes that there is no reason for the shareholders to incorporate Section 203 of the Delaware law into the Company’s charter. Mr. Mihaylo submits that putting such a provision into the Company’s charter would reduce the flexibility of the Inter-Tel Board and shareholders to deal with situations as they arise. Mr. Mihaylo believes that the Inter-Tel Board can achieve the same benefits of the requirement that any business combination transaction be approved by a majority vote of the disinterested shareholders by negotiating such a requirement in the acquisition agreement with any potential acquiror.

Indeed, Mr. Mihaylo is not adverse to submitting any acquisition proposal he may propose to the vote of a majority of the shareholders other than himself in the appropriate circumstances and assuming that the Company has not taken actions which could inhibit an impartial determination of the outcome. However, because, as noted below, the Anti-takeover Resolution impacts only Mr. Mihaylo by virtue of his beneficial ownership of approximately 19.6% of the Common Stock, he is against any amendment to the charter which impacts only his ability to present an acquisition proposal and not any other potential bidder’s ability. Shareholders should reject out of hand any attempt by the Inter-Tel Board to create an uneven playing field for all potential bidders.

Mr. Mihaylo believes that the Anti-takeover Resolution is being proposed to impede his—and only his— ability to acquire the Company. As stated in Management’s Preliminary Proxy Statement (pages 18-19):

“The proposed provision has been drafted to mirror in many respects Section 203 of the Delaware Law, as described in detail in Proposal No. 2. The principal differences between the statutory regime and the proposed charter provision are (i) that the charter provision would apply to all Interested Shareholders, regardless of when such an Interested shareholder acquired a 15% interest in the Company’s voting stock or for how long such an Interested Shareholder has held such interest and (ii) rather than requiring the approval of two-thirds of the disinterested shareholders to consummate a business transaction as required by Section 203 of the Delaware Law, the proposed provision would require the approval of only a majority of disinterested shareholders. The Board believes that these alterations will provide wider protections against takeover abuses by Interested Shareholders than those afforded by statute without imposing more onerous approval burdens.”

Mr. Mihaylo is the only beneficial owner of more than 15% of the Company’s stock. Management’s Preliminary Proxy Statement (page 13) states that “Section 203 regulates certain transactions incident to or following large accumulations of shares, including those made by tender offers” [emphasis added]. However, as the founder of the Company, Mr. Mihaylo has held his interest since the Company was founded in 1969. He is not one of the class of persons—persons who have held their stock for less than three years—from whom the Delaware legislature intended to protect stockholders in adopting Section 203.

The Delaware legislature determined that Section 203 would only apply to shareholders owning 15% or more of a company’s common stock who have held their shares for less than three years. Yet the Inter-Tel Board has determined to apply the provisions of Section 203 to shareholders holding 15% or more of the Common Stock, regardless of the length of time of their ownership of the Company. Management’s Preliminary Proxy Statement (page 8) states that “Delaware has adopted comprehensive and flexible corporate laws which are revised regularly to meet changing business circumstances. The Delaware Legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law.” The Delaware legislature has seen no need, after over 18 years of experience with Section 203, to amend Section 203 as proposed by the Inter-Tel Board. Shareholders should ask themselves whether the Anti-takeover Resolution is truly designed to protect their best interests, or is a thinly-veiled action directed at one shareholder: Steven G. Mihaylo, the founder of the Company.

Mr. Mihaylo urges shareholders to consider the effect the Anti-takeover Resolution may have on offers to acquire the Company. As stated in Management’s Preliminary Proxy Statement (page 19):

“Due to the increased burden it places on takeover attempts, the provision may have the effect of discouraging a future attempt to acquire control of the Company that is not presented to and approved by the Board, but that a substantial number of the shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over then current market prices. As a result of such effects, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, unapproved tender offers and takeover attempts may be made at times and in circumstances that are beneficial to and in the interests of certain shareholders. Furthermore, a negotiated transaction is not necessarily more advantageous to the shareholders than a non-negotiated transaction.”

Mr. Mihaylo urges you to reject out of hand the Inter-Tel Board’s attempts to rewrite Section 203, which creates an uneven playing field for potential bidders, and vote AGAINST the Anti-takeover Resolution.

THE SELL THE COMPANY RESOLUTION

(Proposal No. 4)

Mr. Mihaylo intends to present the Sell the Company Resolution set forth below for a vote at the Meeting. The text of the Sell the Company Resolution is as follows:

“RESOLVED, that the shareholders of Inter-Tel, Incorporated (“Inter-Tel”) urge the Inter-Tel Board of Directors to arrange for the prompt sale of Inter-Tel to the highest bidder.”

MR. MIHAYLO RECOMMENDS THAT YOU VOTE “FOR” THE SELL THE COMPANY RESOLUTION.

The reason for the Sell the Company Resolution is to give all shareholders the opportunity to send a message to the Inter-Tel Board that the shareholders support the prompt sale of Inter-Tel to the highest bidder. Even if approved by shareholders at the Meeting, the Sell the Company Resolution will not be binding on the Inter-Tel Board. Mr. Mihaylo believes, however, that if the Sell the Company Resolution receives substantial support from shareholders, the Inter-Tel Board may choose to carry out the request set forth in the Sell the Company Resolution.

THE REPEAL THE BYLAW AMENDMENTS RESOLUTIONS

(Proposal Nos. 5, 6, and 7)

Mr. Mihaylo intends to present the Repeal the Bylaw Amendments Resolutions set forth below for a vote at the Meeting. The text of the Repeal the Bylaw Amendments Resolutions is as follows:

Proposal No. 5:

“RESOLVED, that the amendments to Section 2.5 (“Special Meetings of Shareholders”) of the Bylaws of Inter-Tel, Incorporated adopted by the Board of Directors on February 21, 2006 relating to the calling of a special meeting of shareholders for the purpose of considering any action to directly or indirectly facilitate a “business combination” are hereby repealed.”

Proposal No. 6:

“RESOLVED, that Section 2.12 (“Advance Notice of Shareholder Business”) of the Bylaws of Inter-Tel, Incorporated adopted by the Board of Directors on March 29, 2006 is hereby repealed in its entirety.”

Proposal No. 7:

“RESOLVED, that Section 2.13 (“Advance Notice of Director Nominations”) of the Bylaws of Inter-Tel, Incorporated adopted by the Board of Directors on March 29, 2006 is hereby repealed in its entirety.”

MR. MIHAYLO RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE REPEAL THE BYLAW AMENDMENTS RESOLUTIONS.

The reason for the Repeal the Bylaw Amendments Resolutions is to give all shareholders the opportunity to repeal the amendments to Section 2.5 and to repeal in their entireties Sections 2.12 and 2.13 of the Inter-Tel Bylaws recently adopted by the Inter-Tel Board. The current text of Sections 2.5, 2.12 and 2.13 of the Inter-Tel Bylaws is attached hereto as Appendix A. Prior to the recent amendments, the Inter-Tel Bylaws provided that any

10% shareholder could call a special meeting of shareholders, even with respect to a business combination transaction, and no advance notice was required under the Inter-Tel Bylaws for shareholder nominations for election of directors or conduct of business at the annual meeting of shareholders. The recent amendments to Section 2.5 and the adoption of Sections 2.12 and 2.13 of the Inter-Tel Bylaws could have the effect of discouraging offers to acquire Inter-Tel. Together with the election of the Mihaylo Nominees and the Sell the Company Resolution, the Repeal the Bylaw Amendments Resolutions would send a strong message to the Inter-Tel Board that the shareholders support the prompt sale of Inter-Tel to the highest bidder and that the Board of Directors should not adopt amendments to the Bylaws that could discourage offers to acquire Inter-Tel.

THE UNANIMOUS VOTE RESOLUTION

(Proposal No. 8)

Mr. Mihaylo intends to present the Unanimous Vote Resolution set forth below for a vote at the Meeting. The text of the Unanimous Vote Resolution is as follows:

“RESOLVED, that the Bylaws of Inter-Tel, Incorporated are hereby amended to require the unanimous vote of all members of the Board of Directors in order to adopt any amendment to the Bylaws that could have an anti-takeover effect, including, without limitation, any advance notice requirements for the election of directors or the conduct of business at shareholder meetings or any change in the ability of shareholders to call a special meeting of shareholders.”

MR. MIHAYLO RECOMMENDS THAT YOU VOTE “FOR” THE UNANIMOUS VOTE RESOLUTION.

The reason for the Unanimous Vote Resolution is to prevent the Inter-Tel Board from amending the Bylaws after the Meeting to create new obstacles to the sale of Inter-Tel to the highest bidder or overturning the vote of the shareholders on the Repeal the Bylaw Amendments Resolutions without the unanimous vote of all members of the Inter-Tel Board. If any of the Mihaylo Nominees are elected at the Meeting, then the Inter-Tel Board may not be able to obtain a unanimous vote on any such amendments, although the result of any such vote would depend upon the exercise of each such director’s fiduciary duty at the time of the vote. Based upon the number of shares that Mr. Mihaylo beneficially owns and cumulative voting under Arizona law, Mr. Mihaylo will be able to elect at least one director at the Meeting.

THE NO AMENDMENTS RESOLUTION

(Proposed No. 9)

Mr. Mihaylo intends to present the No Amendments Resolution set forth below for a vote at the Meeting. The text of the No Amendments Resolution is as follows:

“RESOLVED, that each and every provision of the Bylaws of Inter-Tel, Incorporated adopted by the Board of Directors after March 29, 2006 and prior to the adoption of this resolution is hereby repealed.”

MR. MIHAYLO RECOMMENDS THAT YOU VOTE “FOR” THE NO AMENDMENTS RESOLUTION.

The reason for the No Amendments Resolution is to prevent the Inter-Tel Board from taking actions to amend the Inter-Tel Bylaws to attempt to nullify or delay the actions to be taken by the shareholders at the Meeting or to create new obstacles to the sale of Inter-Tel to the highest bidder. According to publicly available information, the most recent amendments to the Bylaws were adopted on March 29, 2006 and no amendments subsequent to that date have been publicly disclosed. If the Inter-Tel Board has adopted any amendments to the Bylaws since March 29, 2006, or adopts any amendments to the Bylaws prior to the adoption of this proposal, the No Amendments Resolution would repeal all such amendments.

THE AUDITOR RATIFICATION

(Proposal No. 10)

At the Meeting, shareholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2006. The Inter-Tel Board has unanimously recommended that shareholders vote “for” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2006. Please refer to Management’s Proxy Statement for a discussion of this proposal.

MR. MIHAYLO RECOMMENDS THAT YOU VOTE “FOR” THE AUDITOR RATIFICATION.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Neither Mr. Mihaylo nor Summit is aware at the present time of any other matter which is scheduled to be voted upon by shareholders at the Meeting. However, if any other matter properly comes before the Meeting, Mr. Mihaylo will vote his Common Stock and all proxies held by him in accordance with his best judgment with respect to each such matter.

Shareholders will have no appraisal or similar rights with respect to the Sell the Company Resolution or other Shareholder Resolutions or, according to Management’s Preliminary Proxy Statement, the Reincorporation Resolution.

SECURITY OWNERSHIP

Nominee	Title of Class	Name of beneficial owner	Amount and nature of beneficial ownership		Percent of Class (1)
Steven G. Mihaylo	Common Stock	Steven G. Mihaylo(2)	5,179,498	(3)	19.6%
Kenneth L. Urish	None	n/a	n/a		n/a
Dr. Anil K. Puri	None	n/a	n/a		n/a

(1)	Based on 26,386,651 shares of Common Stock outstanding on the Record Date.
(2)	P.O. Box 19790, Reno, Nevada 89511.
(3)	Mr. Mihaylo may be deemed to beneficially own an aggregate of 5,179,498 shares of Common Stock, or approximately 19.6% of the shares of Common Stock outstanding on the Record Date. Mr. Mihaylo is the holder of record of 144,000 shares of Common Stock. In addition, he is the sole trustee of The Steven G. Mihaylo Trust (the “Trust”) and, as such, may be deemed to be the beneficial owner of the 5,035,498 shares of Common Stock held by the Trust. The address of the Trust is P.O. Box 19790, Reno, Nevada 89509.

Set forth below are purchases and sales of Common Stock by the Mihaylo Nominees within the past two years:

Nominee	Date	Number of Shares	Transaction Type
Mr. Mihaylo	11/22/04	4,000	Sale	(1)
Mr. Mihaylo	11/3/04	1,000	Sale	(1)
Mr. Mihaylo	12/21/04	1,000	Sale	(1)

(1)	All of Mr. Mihaylo’s transactions were charitable gifts.

Management’s Proxy Statement is expected to set forth information as to the number and percentage of outstanding shares beneficially owned by (i) each person known by Inter-Tel to own more than 5% of the outstanding Common Stock, (ii) each director of Inter-Tel, (iii) each of the five most highly paid executive officers of Inter-Tel, and (iv) all executive officers and directors of Inter-Tel as a group, and reference is made thereto for such information.

INFORMATION ABOUT PARTICIPANTS IN THE

PROXY SOLICITATION

The proxies solicited hereby are sought by Steven G. Mihaylo and Summit Growth Management LLC.

As described above, Mr. Mihaylo is the founder of Inter-Tel and served as Chief Executive Officer of the Company from the time of its formation in July 1969 to February 22, 2006. Mr. Mihaylo may be deemed to beneficially own an aggregate of 5,179,498 shares of Common Stock, or approximately 19.6% of the shares of Common Stock outstanding on the Record Date. Mr. Mihaylo is the holder of record of 144,000 shares of Common Stock. In addition, he is the sole trustee of the Trust and, as such, may be deemed to be the beneficial owner of the 5,035,498 shares of Common Stock held by the Trust. Because of his beneficial ownership of Common Stock, Mr. Mihaylo may be deemed to have a substantial interest in all of the proposals described herein.

Mr. Mihaylo is the sole member and the managing member of Summit, an entity through which he makes investments. Summit does not own, beneficially or of record, any shares of Common Stock. The business address of Summit is P.O. Box 19790, Reno, Nevada 89511. Summit may be deemed to be a “participant” as defined in Schedule 14A promulgated by the SEC. Mr. Mihaylo and Summit are sometimes referred to herein as the “Participants.”

Except as set forth in this Proxy Statement, none of the Participants, the Mihaylo Nominees, nor any of their respective affiliates or associates, (i) directly or indirectly, is the beneficial owner of, or is the owner of record of but not the beneficial owner of, any shares of Common Stock of the Company or any securities of any parent or subsidiary of the Company, (ii) has purchased or sold within the past two years any securities of the Company, (iii) has had any relationship with the Company in any capacity other than as a shareholder, (iv) is or has been a party to any transactions, or series of similar transactions, since January 1, 2003, nor is any currently proposed transaction, or series of similar transactions, known to any of them, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of them or their respective affiliates or associates had, or will have, a direct or indirect material interest, or (v) has entered into any agreement or understanding with any person respecting any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except for the consents of the Mihaylo Nominees to serve as directors of the Company if elected and as otherwise set forth in this Proxy Statement, there are no contracts, arrangements or understandings, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, by the Participants, any Mihaylo Nominee or any of their respective affiliates or associates within the past year with any person with respect to the Company’s securities.

Neither Dr. Puri nor Mr. Urish will receive any compensation from the Participants for his service as a nominee for election or as a director, if elected, of the Company. If elected as directors, it is anticipated that the Mihaylo Nominees will receive director fees from the Company and participate in the Company’s benefit plans for directors, all as determined by the Company. Reference is made to Management’s Proxy Statement for information regarding compensation paid to directors by the Company.

Mr. Mihaylo served as Chief Executive Officer of the Company from its formation in 1969 to February 2006. A summary of Mr. Mihaylo’s compensation for the last three fiscal years is set forth below.

Name and Position	Year	Salary $	Bonus $ (1)	Long Term Compensation Awards	All Other Compensation $ (2)
Securities Underlying Options (#)
Steven G. Mihaylo Chairman and Chief Executive Officer (3)(4)(5)	2005 2004 2003	350,000 315,000 315,000	— — 46,707	— — —	6,000 6,000 6,032

(1)	According to Management’s Preliminary Proxy Statement, the Compensation Committee of the Board of Directors set earnings per share performance levels for the consolidated Company, upon which incentives were placed for each of the executive officers. Cash bonus awards, based upon meeting or exceeding such performance levels and limited to a percentage of base salary, were set for each executive officer. Maximum bonus awards were set at 100% in 2003 and 2004 and 125% in 2005 of annual base compensation for Mr. Mihaylo. This column reflects net bonuses achieved for these performance targets.
(2)	Auto allowance.
(3)	Mr. Mihaylo served as Chief Executive Officer of the Company until February 2006. During this period of 2006, his compensation was $125,250, and he received a car allowance of $1,263. The Company did not pay Mr. Mihaylo additional compensation for his service as a director during the time he was an executive officer of the Company.
(4)	According to Management’s Preliminary Proxy Statement, fringe benefits include use of IP telephones or complete Inter-Tel telephone systems in the home. No amounts have been included in the above table for such use.
(5)	According to Management’s Preliminary Proxy Statement, Mr. Mihaylo had access to the Company aircraft principally for business use. According to the Company’s Proxy Statement for the 2005 annual meeting of shareholders, on an infrequent basis, when the aircraft was at less than full seating capacity, the aircraft has been used by non-employees, including guests of Mr. Mihaylo. Such trips otherwise were classified as business use. No amounts have been included in the above table for such use based on the de minimis incremental costs to the Company.

Mr. Mihaylo did not exercise any options in 2005 and held no options at December 31, 2005. The Company did not grant any options to Mr. Mihaylo during the year ended December 31, 2005.

According to Management’s Preliminary Proxy Statement, in February 2004, the Company’s Board of Directors approved two forms of Key Employee Change in Control Severance Agreements (“Change of Control Agreements”). The Company entered into a Tier 1 Change of Control Agreement with Mr. Mihaylo in March 2004. A copy of the sample Tier 1 Agreement was included as Exhibit 10.63 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2004. According to Management’s Preliminary Proxy Statement, the Change of Control Agreement between Mr. Mihaylo and the Company terminated as of February 21, 2006, the date Mr. Mihaylo resigned as Chief Executive Officer, with Mr. Mihaylo receiving no benefits pursuant to the terms of such agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

Mr. Mihaylo complied with all Section 16(a) filing requirements during the year ended December 31, 2005. Please refer to Management’s Proxy Statement for Section 16(a) compliance information as it relates to other persons subject to such filing requirements.

PROXY SOLICITATION; EXPENSES

The proxy solicitation is being made by the Participants. Proxies will be solicited by mail, courier, advertisement, telephone, facsimile, email, Internet, other electronic means and in person. The Participants will bear the entire expense of preparing, assembling, printing and mailing this Proxy Statement and the BLUE Proxy Card and the cost of soliciting proxies.

The total cost of this proxy solicitation (including fees of attorneys, solicitors and advertising and printing expenses) for the Participants is estimated to be approximately $400,000. Approximately $[                    ] of such costs have been paid to date. To the extent legally permissible, the Participants will seek reimbursement from the Company for the costs of this solicitation. The Participants do not currently intend to submit approval of such reimbursement to a vote of shareholders of the Company at a subsequent meeting unless required by law.

The Participants will pay to banks, brokers and other fiduciaries their reasonable charges and expenses incurred in forwarding proxy materials to their principals and in obtaining authorization for execution of proxies.

Summit has retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the proxy solicitation. MacKenzie has been paid a retainer of $15,000 toward a final fee to be agreed upon between the parties based upon customary fees for the services provided. MacKenzie will be reimbursed for its reasonable out-of-pocket expenses. MacKenzie will be indemnified against losses, claims, damages, liabilities and expenses arising from or in connection with its services or matters which are the subject of its retainer agreement; provided, however, that there will be no liability for such indemnification in respect of any loss, claim, damage, liability or expense which was the result of the bad faith or willful misconduct of MacKenzie. It is anticipated that MacKenzie will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is also anticipated that approximately 25 persons employed by MacKenzie will solicit shareholders.

As indicated in the Schedule 13D filed by Mr. Mihaylo on March 6, 2006, Summit has entered into a letter agreement, dated March 3, 2006, (the “RBC Agreement”) with RBC Capital Markets Corporation (“RBC”) pursuant to which such affiliate has engaged RBC to provide certain investment banking and financial advisory services in connection with a review of Mr. Mihaylo’s strategic alternatives regarding Inter-Tel. Such services may include assisting Mr. Mihaylo in structuring, negotiating, implementing and coordinating key aspects of a possible Transaction (as defined below) and in the solicitation of parties interested in providing equity and/or debt financing in connection with a possible Transaction. “Transaction” means any transaction or series or combination of related transactions, whereby directly or indirectly, a majority of the capital stock of Inter-Tel is, or assets representing a majority in value of the assets of Inter-Tel are, transferred to Mr. Mihaylo or otherwise becomes beneficially owned by Mr. Mihaylo for consideration, including, without limitation, a sale or exchange of capital stock (including by means of a tender offer) or assets, a merger, plan of exchange or consolidation, the formation of a joint venture, a minority investment or partnership, or any similar transaction.

As compensation for its services under the RBC Agreement, RBC will receive (i) a non-refundable cash retainer fee, (ii) an agreed upon transaction fee in the event that Mr. Mihaylo consummates, during the term of the RBC Agreement or during the 12 months following the term, a Transaction pursuant to a definitive agreement, letter of intent or other evidence of a commitment entered into between Mr. Mihaylo and Inter-Tel, or by means of a tender offer to the shareholders of Inter-Tel initiated by Mr. Mihaylo, and (iii) an agreed upon topping fee in the event that a Third Party Transaction (as defined below) is consummated during the term of the RBC Agreement or during the 12 months following the term and such Third Party Transaction is subsequent to any offer (whether written or oral) made by Mr. Mihaylo to Inter-Tel relating to a Transaction. “Third Party Transaction” means any transaction or series or combination of related transactions, whereby directly or indirectly, a majority of the capital stock of Inter-Tel is, or assets representing a majority of the assets of Inter-Tel are, transferred to a person not affiliated with Mr. Mihaylo or Inter-Tel for consideration, including, without limitation, a sale or exchange of capital stock or assets, a merger, plan of exchange or consolidation, the formation of a joint venture, a minority investment or partnership, or any similar transaction. In addition, RBC will be reimbursed for its reasonable out of pocket expenses in performing the services under the RBC Agreement, up to an agreed upon dollar amount. The term of the RBC Agreement is one year, unless earlier terminated by one or both parties upon 30 days written notice to the other.

In connection with RBC’s engagement, it is anticipated that employees of RBC may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are shareholders of the Company for the purpose of assisting in the solicitation of proxies for the Meeting. RBC will not receive any additional fee for or in connection with such activities apart from the fees which it is otherwise entitled to receive as described herein. It is anticipated that approximately two persons employed by RBC will assist in the solicitation of proxies for the Meeting.

April [    ], 2006

STEVEN G. MIHAYLO

SUMMIT GROWTH MANAGEMENT LLC

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE,

PLEASE CONTACT:

MACKENZIE PARTNERS, INC.

105 MADISON AVENUE

NEW YORK, NEW YORK 10016

TOLL FREE: (800) 322-2885

or

CALL COLLECT: (212) 929-5500

proxy@mackenziepartners.com

Appendix A

Sections 2.5, 2.12 and 2.13 of the Inter-Tel Bylaws

(as of March 29, 2006)

2.5 Special Meetings of Shareholders. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Board of Directors and shall be called by the President or Secretary at the request in writing of shareholders owning at least ten percent (10%) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote except that a special meeting for the purpose of considering any action to directly or indirectly facilitate a “business combination” as defined in Section 10-2701.6 of the Law, including any action to change or otherwise affect the composition of the board of directors for that purpose, may only be called at the request in writing of shareholders owning at least twenty-five percent (25%) in amount of the entire capital stock of the Corporation. Such request shall state the purpose or purposes of the proposed meeting and, if submitted by holder of less than twenty-five percent (25%) in amount of the entire capital stock of the Corporation, shall be accompanied by a declaration under penalty of perjury that the meeting is not being held for the purpose of considering any action to directly or indirectly facilitate a “business combination”, including any action to change or otherwise affect the composition of the board of directors for that purpose.

2.12 Advance Notice of Shareholder Business. To be properly brought before an annual meeting, any business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.12 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.12.

For such nominations or other business to be considered properly brought before the meeting by a shareholder such shareholder must, in addition to any other applicable requirements, have given timely written notice of demand to the Chief Executive Officer or Secretary of the Corporation containing the purposes of the meeting in proper written form.

To be timely, such shareholder’s notice must be delivered to or mailed and received by the Chief Executive Officer or Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure made, whichever occurs first; provided further, that in the event this Section 2.12 becomes effective less than one hundred (100) days prior to the anniversary date of the immediately preceding annual meeting of shareholders, notice by the shareholder would also be timely if so received not later than the close of business on the tenth (10th) day following the day on which this Section 2.12 became effective.

To be in proper written form, a shareholder’s notice to the Secretary shall set forth:

(a) the name and record address of the shareholder who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder;

(b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

(c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and

(d) any material interest of the shareholder in such business.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.12 shall be deemed to preclude discussion by any shareholder of any such business. The Chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.

2.13 Advance Notice of Director Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. To be properly brought before an annual meeting nominations for the election of director must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto), (b) made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) made by any shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.13 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.13.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely written notice of demand to the Chief Executive Officer or Secretary of the Corporation in proper written form.

To be timely, a shareholder’s notice to the Chief Executive Officer or Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting; provided further, that in the event this Section 2.13 becomes effective less than one hundred (100) days prior to the anniversary date of the immediately preceding annual meeting of shareholders, notice by the shareholder would also be timely if so received not later than the close of business on the tenth (10th) day following the day on which this Section 2.13 became effective.

To be in proper written form, a shareholder’s notice to the Secretary must set forth:

(a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person over at least the last five years, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (iv) a statement as to the person’s citizenship, and (v) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and

(b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee who consents to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.13. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

[FORM OF PROXY CARD]

BLUE CARD	BLUE CARD

PLEASE VOTE PROMPTLY

DETACH CARD HERE

PROXY SOLICITED BY MR. MIHAYLO AND SUMMIT GROWTH MANAGEMENT LLC

IN OPPOSITION TO THE BOARD OF DIRECTORS OF INTER-TEL, INCORPORATED

The undersigned hereby appoints Steven G. Mihaylo and [                    ], and each of them, the proxy or proxies of the undersigned, with full power of substitution and resubstitution, to vote all shares of Common Stock of Inter-Tel, Incorporated (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 31, 2006 at [            ], local time, at [            ], Arizona [            ], and at any and all adjournments or postponements thereof. This proxy revokes all prior proxies.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, IT WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, “AGAINST” THE RESOLUTIONS DESCRIBED IN PROPOSALS 2 AND 3, “FOR” THE APPROVAL OF THE RESOLUTIONS DESCRIBED IN PROPOSALS 4, 5, 6, 7, 8, 9 AND 10 AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

There is cumulative voting in the election of directors and, unless otherwise indicated by the shareholder, a vote for the nominees listed in Proposal 1 will give the proxies discretionary authority to cumulate all votes to which the undersigned is entitled and to allocate such votes in favor of one, two or all three of such nominees, as the proxies may determine.

By signing this proxy, you acknowledge receipt of the proxy statement of Steven G. Mihaylo and Summit Growth Management LLC, dated April [    ], 2006 (the “Mihaylo Proxy Statement”).

PROXY SOLICITED BY MR. MIHAYLO AND SUMMIT GROWTH MANAGEMENT LLC

IN OPPOSITION TO THE BOARD OF DIRECTORS OF INTER-TEL INCORPORATED

YOUR VOTE IS IMPORTANT.

PLEASE VOTE TODAY.

DETACH CARD HERE

MR. MIHAYLO RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, “AGAINST” THE APPROVAL OF THE RESOLUTIONS DESCRIBED IN PROPOSALS 2 AND 3, AND “FOR” THE APPROVAL OF THE RESOLUTIONS DESCRIBED IN PROPOSALS 4, 5, 6, 7, 8, 9 AND 10.

MR. MIHAYLO RECOMMENDS A VOTE FOR PROPOSAL 1 BELOW.

1. Election of Directors (check one box only)

☐	FOR all nominees listed below:	☐	WITHHOLD AUTHORITY to vote for all nominees listed below:

STEVEN G. MIHAYLO            ANIL K. PURI            KENNETH L. URISH

(To withhold authority to vote for any individual nominee, check the “FOR” box above and write such nominee’s name(s) on the line provided below.)

MR. MIHAYLO RECOMMENDS A VOTE AGAINST PROPOSALS 2 AND 3 BELOW.

2. Inter-Tel, Incorporated’s Reincorporation Resolution, as more fully described in the Mihaylo Proxy Statement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. Inter-Tel, Incorporated’s Anti-takeover Resolution, as more fully described in the Mihaylo Proxy Statement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

MR. MIHAYLO RECOMMENDS A VOTE FOR PROPOSALS 4, 5, 6, 7, 8, 9 AND 10 BELOW.

4. Mr. Mihaylo’s Sell the Company Resolution, as more fully described in the Mihaylo Proxy Statement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

5. Mr. Mihaylo’s resolution to repeal recent amendments to Section 2.5 of the Company’s Bylaws, as more fully described in the Mihaylo Proxy Statement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

6. Mr. Mihaylo’s resolution to repeal Section 2.12 of the Company’s Bylaws, as more fully described in the Mihaylo Proxy Statement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

7. Mr. Mihaylo’s resolution to repeal Section 2.13 of the Company’s Bylaws, as more fully described in the Mihaylo Proxy Statement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

8. Mr. Mihaylo’s Unanimous Vote Resolution, as more fully described in the Mihaylo Proxy Statement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

9. Mr. Mihaylo’s No Amendments Resolution, as more fully described in the Mihaylo Proxy Statement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

10. Inter-Tel, Incorporated’s Auditor Ratification, as more fully described in the Mihaylo Proxy Statement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

The proxies are hereby authorized to vote in their discretion upon all other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, IT WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, “AGAINST” THE APPROVAL OF THE RESOLUTIONS DESCRIBED IN PROPOSALS 2 AND 3, “FOR” THE APPROVAL OF THE RESOLUTIONS DESCRIBED IN PROPOSALS 4, 5, 6, 7, 8, 9 AND 10 AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Date: , 2006	__________________________
Signature of Shareholder

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Signature (if held jointly)

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Title/Authority

Please sign exactly as your name appears on this proxy. If held in joint tenancy, all persons must sign.

Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.